Exhibit 10.6



December 22, 2000

AT&T Wireless PCS, LLC
7277 164th Avenue, N.E.
Redmond, WA 98052

          Re: Amendment No. 1 to Letter Agreement Dated November 13, 2000 Regarding Sale of Subject Shares

Ladies and Gentlemen:

          Reference is made to that certain letter agreement, dated November 13, 2000 (the "Letter Agreement"), between AT&T Wireless PCS, LLC ("AT&T PCS"), and Gerald T. Vento (the "Management Stockholder"), setting forth certain rights and obligations with respect to the shares of Voting Preference Stock, par value $0.01 per share, Class C Common Stock, par value $0.01 per share, and Class D Common Stock, par value $0.01 per share, (collectively, the "Subject Stock") of TeleCorp PCS, Inc. (the "Company") held by the Management Stockholders. Defined terms used herein and not otherwise defined shall have the meanings assigned in the Letter Agreement.

          1. Notwithstanding anything to the contrary contained in the Letter Agreement or in any Notice delivered pursuant thereto, in the event AT&T exercises its rights and option under Section 2 of the Letter Agreement to purchase (or designate another party to purchase) Subject Shares, the purchase price per share payable by AT&T PCS (or such designee) for any such Subject Shares shall be equal to the lesser of (i) the purchase price per share set forth in the notice, and (ii) the average closing price per share for the Company's Class A Common Stock for the five (5) trading days ending two (2) days prior to the date of execution of the Sale Offer. Section 13 of the Letter Agreement is hereby deleted in its entirety and the Letter Agreement shall have no expiration date.

          2. This letter shall be deemed to be an amendment to the Letter Agreement. All references to the Letter Agreement in any other agreements or documents shall on and after the date hereof be deemed to refer to the Letter Agreement as amended hereby. Except as amended hereby, the Letter Agreement shall remain in full force and effect and is hereby ratified, adopted and confirmed in all respects.

          3. This letter may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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          If you are in agreement with the terms of this letter, please sign two copies in the space provided below and return it to the undersigned.

                                   Very truly yours,

                                   AT&T WIRELESS SERVICES, INC.


                                   By:
                                      ------------------------

                                   Title:
                                         ---------------------

Agreed and accepted as of the date hereof:





-----------------------------------------
GERALD T. VENTO